UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2006

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Wednesday, February 1, 2006, SEI Investments Company issued a press release announcing its financial and operating results for the fourth quarter ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Monday, January 30, 2006, the Company’s Board of Directors approved a second amended and restated By-Laws, effective on the date of approval. A copy of the amended and restated By-Laws is furnished as Exhibit 3.2.2 and incorporated in this Item 5.03 by reference. As permitted by the Pennsylvania Business Corporation Law (the “BCL”), Section 2.07 of the By-Laws was amended to allow the Company to accept proxies through telegrams, telexes, cablegrams, datagrams, email, Internet communication or other means of electronic transmission, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder. As permitted by the BCL, Section 4.01 of the By-Laws was amended to enable the Company to give notices (including without limitation notices of shareholder meetings) by facsimile transmission or e-mail or other electronic communication. No other changes were made to the previous By-Laws.

Item 8.01.	Other Events.

On Monday, January 30, 2006, the Company issued a press release announcing that the Company’s Board of Directors has approved an increase in the Company’s stock repurchase program by an additional $50 million. A copy of the press release is attached as Exhibit 99.2 of this report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.2.2	Second Amended and Restated By-Laws.
99.1	Press Release dated February 1, 2006 of SEI Investments Company.
99.2	Press Release dated January 30, 2006 of SEI Investments Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: February 1, 2006	By:	/s/ DENNIS J. MCGONIGLE
Dennis J. McGonigle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.2.2	Second Amended and Restated By-Laws.

99.1	Press Release dated February 1, 2006 of SEI Investments Company.

99.2	Press Release dated January 30, 2006 of SEI Investments Company.

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